================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                           --------------------------


                                 PAWNMART, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           DELAWARE                                  5940                                     75-2520896
   (State or jurisdiction of             (Primary Standard Industrial                      (I.R.S. Employer
incorporation or organization)            Classification Code Number)                     Identification No.)

                         301 COMMERCE STREET, SUITE 3600
                             FORT WORTH, TEXAS 76102
                                 (817) 335-7296
              (Address and telephone number of principal executive
                    offices and principal place of business)

                           --------------------------


                               CARSON R. THOMPSON
                                 PAWNMART, INC.
                         301 COMMERCE STREET, SUITE 3600
                             FORT WORTH, TEXAS 76102
                                 (817) 335-7296
            (Name, address and telephone number of agent for service)

                           --------------------------

                                   COPIES TO:

       JAKES JORDAAN, ESQ.                       RICHARD F. DAHLSON, ESQ.
 JORDAAN & PENNINGTON, P.L.L.C.                   JACKSON WALKER, L.L.P.
 300 CRESCENT COURT, SUITE 1670                 901 MAIN STREET, SUITE 6000
       DALLAS, TEXAS 75201                          DALLAS, TEXAS 75201
         (214) 871-6550                               (214) 953-5896

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instructions A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


================================================================================
       Title of each class of securities          Name of each exchange on which
                to be registered                  each class is to be registered
--------------------------------------------------------------------------------
    COMMON STOCK, PAR VALUE $.01 PER SHARE            NASDAQ SMALLCAP MARKET AND
                                                         BOSTON STOCK EXCHANGE
--------------------------------------------------------------------------------
SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANTs    NASDAQ SMALLCAP MARKET AND
                                                         BOSTON STOCK EXCHANGE
--------------------------------------------------------------------------------
SERIES B REDEEMABLE COMMON STOCK PURCHASE WARRANTS    NASDAQ SMALLCAP MARKET AND
                                                         BOSTON STOCK EXCHANGE
================================================================================

Securities to be registered pursuant to Section 12(g) of the Act:   None

                           --------------------------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The information appearing under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form SB-2, as amended ("SB-2 Registration Statement"), filed with the Securities and Exchange Commission, File No. 333-38597, is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

        II. The securities described herein are to be registered on the Nasdaq SmallCap Market and the Boston Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following documents required in accordance with Part II to the Instructions as to Exhibits on Form 8-A have been duly filed with the Nasdaq SmallCap Market and the Boston Stock Exchange:

        Registrant's Registration Statement on Form SB-2 (File No. 333-38597).

        (a) PawnMart, Inc.'s Restated and Amended Certificate of Incorporation, incorporated by reference from Exhibit 3.1 to the SB-2 Registration Statement.

        (b) PawnMart, Inc.'s Second Amended and Restated Bylaws, incorporated by reference from Exhibit 3.2 to the SB-2 Registration Statement.

        (c)  Specimen Common Stock Certificate, incorporated by reference from
             Exhibit 4.1 to the SB-2 Registration Statement.

        (d) Specimen Series A Redeemable Common Stock Purchase Warrant Certificate, incorporated by reference from Exhibit 4.2 to the SB-2 Registration Statement.

        (e) Specimen Series B Redeemable Common Stock Purchase Warrant Certificate, incorporated by reference from Exhibit 4.3 to the SB-2 Registration Statement.


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       PAWNMART, INC.

Date: 2-26-98                          By: /s/ Carson R. Thompson
                                           -------------------------------------
                                               Carson R. Thompson
                                               Chief Executive Officer and
                                               Chairman of the Board